UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2004

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1331 17th Street, Suite 720, Denver, Colorado	80202-1557
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On August 9, 2004, Rentech, Inc. issued a press release announcing it has entered into a letter of intent with Royster Clark, Inc. to acquire all the issued and outstanding capital stock of Royster Clark Nitrogen. The letter of intent, dated August 5, 2004, is attached as Exhibit 99.2.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

99.1	Press release dated August 9, 2004 discussing letter of intent for acquisition of Royster Clark Nitrogen, Inc.

99.2	Letter of Intent with Royster Clark, Inc. dated August 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

By:	/s/ Ronald C. Butz
Ronald C. Butz Vice President and Chief Operating Officer

Date: August 9, 2004